Exhibit 99.1

NEWS

Charter Announces Closing of Loan Facilities

ST. LOUIS--March 6, 2007--Charter Communications, Inc. (NASDAQ:CHTR, “Charter” or the “Company”) announced today that its indirect subsidiaries, Charter Communications Operating, LLC (“Charter Operating”) and CCO Holdings, LLC (‘CCO Holdings’), closed on portions of the $8.35 billion bank refinancings announced in February 2007.

Charter Operating closed on a new $1.5 billion revolving credit facility and a new $1.5 billion term facility, both with interest rates of LIBOR plus 2.0%. The refinancing of the $5 billion term loan portion of the Charter Operating facilities is expected to close in late April 2007 with pricing at LIBOR plus 2.0%, down from the existing rate of LIBOR plus 2.625%. Also today, CCO Holdings closed on a new $350 million third lien term loan with an interest rate of LIBOR plus 2.5%. These new facilities are expected to fund at various times over the next two months.

The $8.35 billion of new senior secured credit facilities will refinance the existing $6.85 billion senior secured credit facilities at Charter Operating in addition to securities at various other Charter subsidiaries. In conjunction with the bank refinancing, the Company today announced (i) a $100 million tender offer for certain notes outstanding at Charter Communications Holdings, LLC (“Charter Holdings”), (ii) that CCO Holdings has called for redemption $550 million of CCO Holdings’ Senior Floating Rate Notes due 2010 at 102%, and (iii) that Charter Holdings has called for redemption Charter Holdings’ $187 million aggregate principal amount 8.625% Senior Notes due 2009. With the completion of these transactions, Charter expects to have adequate liquidity to fund its operations and service its debt through 2008.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:
Mary Jo Moehle
314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Charter will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
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our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other video programming distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;
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unforeseen difficulties we may encounter in our continued introduction of our telephone services such as our ability to meet heightened customer expectations for the reliability of voice services compared to other services we provide and our ability to meet heightened demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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